Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Warner Chilcott Holding Company, Limited of our report dated July 15, 2005, except for Note 2, as to which the date is March, 28, 2006, relating to the financial statements of Warner Chilcott PLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Belfast

Northern Ireland

June 7, 2006